Exhibit 99.1

Rafael Holdings Reports Fourth Quarter Fiscal 2022 Financial Results

NEWARK, NJ – October 31, 2022 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL), a holding company with interests in clinical and early-stage pharmaceutical companies, today reported its financial results for the three and twelve months ended July 31, 2022. The Company is accelerating its focus on exploring strategic opportunities to further enhance value while continuing to develop and evaluate its pipeline.

“With the net proceeds of $33 million received in August 2022 from the sale of real estate assets located in Newark, New Jersey combined with the $63.2 million in cash, cash equivalents and marketable securities held as of July 31, 2022, we intend to use our strengthened balance sheet to accelerate our business development efforts with the goal of increasing enterprise value,” said Bill Conkling, CEO of Rafael Holdings.

Rafael Holdings, Inc. Fourth Quarter Fiscal Year 2022 Financial Results

As of July 31, 2022, we had cash, cash equivalents and marketable securities of $63.2 million, which does not include the $33 million in net proceeds we received on August 23, 2022, from the sale of real estate assets.

For the three months ended July 31, 2022, we incurred a net loss from continuing operations of $4.6 million, or $0.24 per share, which includes $1.2 million in non-cash stock-based compensation expense. For the same period in the prior year, we incurred a net loss from continuing operations of $12.2 million, or $0.75 per share, which included $5.6 million in non-cash stock-based compensation expense.

Our revenues from continuing operations for the three months ended July 31, 2022, amounted to $0.07 million, compared to revenues of $0.19 million for the same period in the prior year.

Research and development expenses were $1.8 million for the three months ended July 31, 2022. For the same period in the prior year, research and development expenses were $1.6 million.

Our general and administrative expenses from continuing operations were $3.0 million for the three months ended July 31, 2022. For the same period in the prior year, general and administrative expenses from continuing operations were $11.5 million. The decrease was primarily related to a decrease in non-cash stock-based compensation expense, decreased payroll and bonus expense, as well as decreases in legal and professional fees.

Rafael Holdings, Inc. Full Fiscal Year 2022 Financial Results

For the twelve months ended July 31, 2022, we incurred a net loss from continuing operations of $122.8 million or $6.22 per share, which includes an impairment of cost method investment and losses from loans and receivables from Cornerstone Pharmaceuticals, Inc. (formerly Rafael Pharmaceuticals, Inc.) totaling $114.2 million. For the same period in the prior year, we incurred a net loss from continuing operations of $22.8 million, or $1.38 per share which included $6.6 million in non-cash stock-based compensation expense.

Our revenues from continuing operations for the twelve months ended July 31, 2022, amounted to $0.4 million compared to $0.8 million in the same period in the prior year.

Research and development expenses were $8.7 million for the twelve months ended July 31, 2022. For the same period in the prior year, research and development expenses were $4.9 million. The increase reflects the activities related to our early-stage pipeline.

Our general and administrative expenses from continuing operations were $17.0 million for the twelve months ended July 31, 2022, which includes $5.9 million in severance costs, in addition to increases in payroll and professional fees related to pre-launch activities for CPI-613, which are non-recurring. For the same period in the prior year, general and administrative expenses from continuing operations were $17.0 million, which included approximately $6.6 million in non-cash stock-based compensation.

The revenues and expenses related to our building located at 520 Broad Street in Newark, New Jersey and an associated 800 car parking garage (“520 Property”) have been excluded from these amounts for the three and twelve months ended July 31, 2022, and 2021, as we classified the results of operations related to the 520 Property as discontinued operations in our financial statements. Our revenues from our remaining real estate property are reported in continuing operations.

About Rafael Holdings, Inc.

Rafael Holdings is a holding company with interests in clinical and early-stage pharmaceutical companies, including an investment in Cornerstone Pharmaceuticals, Inc., formerly known as Rafael Pharmaceuticals Inc., a cancer metabolism-based therapeutics company; and in the Barer Institute our wholly owned preclinical cancer metabolism research institute (“Barer”). The Company’s focus has been to fund, invest in, discover, and develop novel cancer therapies and is now seeking opportunities to expand its portfolio through opportunistic investments or acquisitions in companies or by in-licensing additional therapeutic assets which address high unmet medical needs.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of public health threats, including COVID-19, on our business and operations; clinical trials of product candidates may not be successful; our pharmaceutical companies may not be able to develop any medicines of commercial value; our pharmaceutical companies may not be successful in their efforts to identify or discover potential product candidates; the manufacturing and manufacturing development of our products and product candidates present technological, logistical and regulatory risks, each of which may adversely affect our potential revenue; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2022, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

 (audited, in thousands, except share and per share data)

	July 31, 2022	July 31, 2021

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$26,537	$7,854
Restricted cash	-	5,000
Available-for-sale securities	36,698	-
Interest receivable	140	-
Trade accounts receivable, net of allowance for doubtful accounts of $197 and $193 at July 31, 2022 and July 31, 2021, respectively	157	235
Due from Cornerstone Pharmaceuticals, net of allowance for losses on related party receivables of $720 and $0 at July 31, 2022 and July 31, 2021, respectively	-	600
Prepaid expenses and other current assets	4,621	1,075
Assets held for sale	40,194	-
Total current assets	108,347	14,764

Property and equipment, net	1,770	1,840
Equity investment – RP Finance LLC	-	575
Due from RP Finance LLC, net of allowance for losses on related party receivables of $9,375 and $0 at July 31, 2022 and July 31, 2021, respectively	-	7,500
Investments – Cornerstone Pharmaceuticals	-	79,141
Investments – Other Pharmaceuticals	477	477
Investments – Hedge Funds	4,764	5,268
Deferred income tax assets, net	-	-
In-process research and development and patents	1,575	1,575
Other assets	1,387	1,517
Non-current assets held for sale	-	41,398

TOTAL ASSETS	$118,320	$154,055

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade accounts payable	$564	$1,160
Accrued expenses	1,875	1,227
Other current liabilities	3,518	252
Due to related parties	69	136
Note payable, net of debt issuance costs	15,000	14,528
Total current liabilities	21,026	17,303

Other liabilities	88	48
TOTAL LIABILITIES	$21,114	$17,351

COMMITMENTS AND CONTINGENCIES

EQUITY

Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of July 31, 2022 and July 31, 2021, respectively	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 23,712,449 issued and 23,687,964 outstanding as of July 31, 2022, and 16,947,066 issued and 16,936,864 outstanding as of July 31, 2021	237	169
Additional paid-in capital	262,023	159,136
Accumulated deficit	(165,457)	(40,799)
Accumulated other comprehensive loss related to unrealized loss on available-for-sale securities	(63)	-
Accumulated other comprehensive income related to foreign currency translation adjustment	3,767	3,772
Total equity attributable to Rafael Holdings, Inc.	100,515	122,286
Noncontrolling interests	(3,309)	14,418
TOTAL EQUITY	$97,206	$136,704

TOTAL LIABILITIES AND EQUITY	$118,320	$154,055

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	(unaudited)		(audited)
	For the three months ended		For the twelve months ended
	7/31/2022	7/31/2021	7/31/2022	7/31/2021
Revenues	$69	$189	$410	$802

SG&A Expenses	3,048	11,499	16,978	17,024
R&D Expenses	1,841	1,562	8,742	4,907
Depreciation and amortization	18	18	72	70
Provision for loss on receivable pursuant to line of credit	-	-	25,000	-
Provision for losses on related party receivables	-	-	10,095	-
Impairment - Altira	-	-	-	7,000
Operating Loss	(4,838)	(12,890)	(60,477)	(28,199)
Impairment of cost method investment - Cornerstone Pharmaceuticals	-	-	(79,141)	-
Unrealized (loss) gain on investments - Hedge Funds	80	587	(504)	4,758
Gain on sale of building	-	-	-	749
Impairment of investments - Other Pharmaceuticals	-	-	-	(724)
Other, net	113	(8)	150	(10)
Loss before Incomes Taxes	(4,645)	(12,311)	(139,972)	(23,426)
Taxes	6	(5)	-	(18)
Equity in earnings (loss) in equity of RP Finance	-	95	(575)	383
Consolidated net loss from continuing operations	(4,639)	(12,221)	(140,547)	(23,061)

Discontinued Operations
Loss from operations related to 520 Broad Street, net of tax	(214)	(227)	(1,830)	(1,705)
Loss on discontinued operations	(214)	(227)	(1,830)	(1,705)

Net loss	(4,853)	(12,448)	(142,377)	(24,766)
Net (loss) income attributable to noncontrolling interests	(69)	(68)	(17,719)	(222)
Net loss attributable to Rafael Holdings, Inc.	$(4,784)	$(12,380)	$(124,658)	$(24,544)

Continuing operations loss per share
Net loss from continuing operations	(4,639)	(12,221)	(140,547)	(23,061)
Net loss attributable to noncontrolling interests	(69)	(68)	(17,719)	(222)
Numerator for loss per share from continuing operations	$(4,570)	$(12,153)	$(122,828)	$(22,839)

Discontinued operations loss per share
Net loss from discontinued operations	$(214)	$(227)	$(1,830)	$(1,705)

Loss per share
Continuing operations - basic and diluted	(0.24)	(0.75)	(6.22)	(1.38)
Discontinued operations - basic and diluted	(0.01)	(0.01)	(0.09)	(0.11)
Loss per basic common share	$(0.24)	$(0.75)	$(6.31)	$(1.49)

Weighted average shares in calculation	19,767,342	16,522,686	19,767,342	16,522,686

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